Exhibit 99.4
PHILADELPHIA INSURANCE COMPANIES
ADDITIONAL SUPPLEMENTAL INFORMATION
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2008 AND 2007
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS )
NET LOSS AND LOSS ADJUSTMENT EXPENSES:

	Net Incurred Loss and Loss Adjustment Expenses				Net Paid Loss and Loss Adjustment Expenses
	For The Three Months Ended		For The Six Months Ended		For The Three Months Ended		For The Six Months Ended
	June 30,		June 30,		June 30,		June 30,
PRODUCTS	2008	2007	2008	2007	2008	2007	2008	2007
COMMERCIAL LINES	$205,107	$123,238	$366,086	$238,706	$118,465	$86,002	$231,039	$159,145
SPECIALTY LINES	17,231	24,024	47,969	54,800	22,350	19,638	42,735	35,496
RUN-OFF (PERSONAL LINES)	932	1,327	2,634	5,588	2,436	2,930	4,650	6,131

TOTAL NET LOSS AND LOSS ADJUSTMENT EXPENSES	$223,270	$148,589	$416,689	$299,094	$143,251	$108,570	$278,424	$200,772

Net Loss & Lae Reserves @ June 30, 2008	$1,400,179

Taxable Equivalent Yield @ June 30, 2008	5.4%

Portfolio Duration @ June 30, 2008	5.1	yrs

Book Value Per Common Share @ June 30, 2008	$22.30

Shares Repurchased During the Three Months Ended June 30, 2008	0